Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of Pelican Financial, Inc. (the “Company”) does hereby certify with respect to the Annual Report of the Company on Form 10-K for the year ended December 31, 2005 (the “Report”) that:

(1)                                  This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

PELICAN FINANCIAL, INC.

Date: April 14, 2006	/s/ Charles C. Huffman
Charles C. Huffman, President and Chief
Executive Officer
(Principal Executive Officer)

Date: April 14, 2006	/s/ Howard M. Nathan
Howard M. Nathan, Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.